Exhibit 99.1

Trio-Tech International (TRT) Announces Pricing of $10 Million Registered Direct Offering

VAN NUYS, Calif., April 24, 2026 — Trio-Tech International (“Trio-Tech” or the “Company”) (NYSE MKT: TRT), a comprehensive provider of semiconductor back-end solutions and a global value-added supplier of electronic equipment, today announced that it has entered into securities purchase agreements with fundamental institutional investors for the purchase and sale of 1,052,632 shares of its common stock in a registered direct offering (the “Offering”). The closing of the Offering is expected to occur on or about April 27, 2026, subject to the satisfaction of customary closing conditions.

D. Boral Capital LLC is acting as exclusive placement agent for the Offering.

The gross proceeds to the Company from the Offering are expected to be approximately $10 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including strategic investments to expand capacity and support growth opportunities in the AI and automotive markets.

The proposed Offering of the common stock described above is being offered by the Company pursuant to a "shelf" Registration Statement on Form S-3 (File No. 333-291219) filed with the Securities and Exchange Commission (the "SEC") and declared effective by the SEC on December 16, 2025, and the accompanying prospectus contained therein. The Offering is being made only by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement and accompanying prospectus relating to the Offering will be filed with the SEC, which may be obtained, when available, from D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022 by email to dbccapitalmarkets@dboralcapital.com, or by calling (212) 970-5150.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Trio-Tech International

Trio-Tech International (NYSE MKT: TRT) is a California-based company operating in the United States, Singapore, Malaysia, Thailand, and China. Founded in 1958, Trio-Tech is a leading provider of semiconductor testing services, manufacturing solutions, and value-added distribution services. The Company’s diversified business segments include Semiconductor Back-End Solutions and Industrial Electronics.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the "safe harbor" created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, including statements regarding the anticipated closing of the offering. These forward-looking statements are often indicated by terms such as "aim," "anticipate," "believe," "could," "estimate," "expect," "goal," "intend," "likely," "look forward to," "may," "objective," "plan," "potential," "predict," "project," "should," "slate," "target," "will," "would" and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Trio-Tech’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks and uncertainties related to whether the Company will be able to raise capital through the sale of its securities, the final terms of the proposed Offering, market conditions, satisfaction of customary closing conditions related to the Offering, and the risks, uncertainties and other factors described under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 19, 2025, and in our subsequent filings with the SEC. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For inquiries, please contact:

PondelWilkinson Inc.
Todd Kehrli or Jim Byers
tkehrli@pondel.com

jbyers@pondel.com